Exhibit 10.31

PROMISSORY NOTE AND SECURITY

2ND MODIFICATION AGREEMENT

May 11, 2015

WHEREAS Principal Solar, Inc. ("Debtor" or "Maker") and Michael Gorton ("Payee" or "Lender") entered into that certain Convertible Corporate Promissory Note dated December 1, 2014, (the "Note"), and the related Corporate Security Agreement of even date therewith ("Security Agreement"); and

WHEREAS the parties thereto modified the terms and conditions of the Note and Security Agreement on February 27, 2015;

WHEREAS the parties thereto wish to again modify the terms and conditions of the Note and Security Agreement;

On the date first written above, for mutual promises and other valuable consideration the sufficiency of which is hereby acknowledged, the parties hereby agree to the following modifications to the Note and Security Agreement:

Note

●	Section 1.4 of the Note is hereby deleted in its entirety and replaced with:

"This Note is unsecured and subordinated in all respects to that certain Security Agreement dated February 27, 2015 between the Company and Alpha Capital Anstalt, and that certain issuance of Series A Preferred shares issued pursuant to a Binding Term Sheet between Debtor and to SMCDLB, LLC dated May 6, 2015."

Security Agreement

●	Item 1 of the Security Agreement entitled "Grant of Security Interest" wherein "Collateral" is defined is hereby modified as follows:

deleted in its entirety:

"This Note is unsecured and subordinated in all respects to that certain Security Agreement dated February 27, 2015 between the Company and Alpha Capital Anstalt."

added in its place:

"This Note is unsecured and subordinated in all respects to that certain Security Agreement dated February 27, 2015 between the Company and Alpha Capital Anstalt, and that certain issuance of Series A Preferred shares issued pursuant to a Binding Term Sheet between Debtor and to SMCDLB, LLC dated May 6, 2015."

Signature page follows.

Principal Solar, Inc. Note and Security 2nd Modification Agreement

All other terms and conditions of the Note not specifically mentioned herein remain unchanged and in full force and effect.

Debtor (or Maker):

Principal Solar, Inc.

a Delaware corporation

By:     _________________________

 David Pilotte

 Chief Financial Officer

Payee (or Lender):

By:     _________________________

            Michael Gorton

Principal Solar, Inc. Note and Security 2nd Modification Agreement

Michael Gorton

To:  SMCDLB, LLC:

            Re:      Subordination

Reference is made to that certain $.01 par value Series A Preferred (“Series A Preferred”) held by SMCDLB, LLC (and its successors and assigns) (“SMC”) and any debt obligations of Principal Solar, Inc. (or any subsidiary) (“Corporation”) held by the undersigned now or in the future (“Subordinated Debt”).  This agreement is given in consideration of, and as a condition to SMC’s agreement to invest money to the Corporation and is not revocable by the undersigned.  The undersigned subordinates to SMC any security interest or lien that undersigned may have in any property or assets of Corporation, whether presently existing or arising in the future (the “Collateral”).  Notwithstanding the respective dates of attachment or perfection of the security interest of undersigned and the security interest of SMC, the security interest of SMC in the Collateral shall at all times be senior to the security interest of undersigned.  All Subordinated Debt is subordinated in right of payment to all obligations of Corporation to SMC now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, the receipt of SMC of dividends or redemption proceeds in an amount equal to the purchase price paid for the Series A Preferred, as well as all interest accruing after the commencement by or against Corporation of any bankruptcy, reorganization or similar proceeding (the “SMC Obligations”).  Furthermore, the undersigned will not:  (a) demand or receive from Corporation (and Corporation will not pay to undersigned) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise; (b) exercise any right or remedy, or take any enforcement action regarding any property or assets of Corporation; or (c) commence, or cause to be commenced, prosecute or participate in any administrative, legal or equitable action against Corporation or the Collateral, for as long as any SMC Obligations remains outstanding.

The undersigned shall promptly deliver to SMC, in the form received (except for endorsement or assignment by the undersigned where required by SMC) for application to the SMC Obligations any payment, distribution, security or proceeds received by the undersigned with respect to the Subordinated Debt other than in accordance with this Agreement.

This Agreement shall remain effective until the earlier to occur of (a) the date when the SMC Obligations have been indefeasibly paid in full. At any time and, from time to time, without notice to any the undersigned, SMC may take such actions with respect to the SMC Obligations as SMC, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Corporation, increasing the investment amount, modifying the terms thereof, renewing, compromising or otherwise amending the terms of any documents affecting the and enforcing or failing to enforce any rights against Corporation or any other person.

This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. The undersigned is not relying on any representations by SMC in entering into this Agreement, and the undersigned has kept and will continue to keep itself fully apprised of the financial and other condition of the Corporation.

Sincerely,

_____________________

Michael Gorton

Principal Solar, Inc. Note and Security 2nd Modification Agreement